Exhibit 4.62

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as ***. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

[Translated from the original Chinese version]

SECURITIES INFORMATION LICENSE CONTRACT

Contract No:L12006028

Party A: Shanghai Stock Exchange Infonet Ltd.

Address: 528 Pudong South Road, Shanghai

Party B: Beijing Fuhua Innovation Technology Development Co., Ltd.

Address: 9/F., Tower C, Corporate Square, No.35 Financial Street, Xicheng District, Beijing

Whereas:

Party A is an agency authorized by Shanghai Stock Exchange (“SSE”) to exclusively and solely operate securities information of SSE; Party B is an information operator who desires to use/operate securities information of SSE for a fee.

Upon friendly negotiation, Party A and Party B agree upon Party A’s grant to Party B a license to operate securities information of SSE and enter into this Contract with respect thereto.

SECTION 1 DEFINITION OF RELEVANT TERMS USED IN THIS CONTRACT

1 “SSE” means Shanghai Stock Exchange.

2 “SSE Securities Information” means all securities information generated from Shanghai Securities Exchange, including, but not limited to, quotes, index information, statistical information and other market-related information.

3 “Shanghai Stock Exchange Securities Information Operation License” (“License”) means a certificate issued by Party A to Party B, whereby Party B is permitted to use SSE Securities Information within a specific scope and term and in a specific manner.

4 “End Users” means end users who access and use SSE Securities Information operated and transmitted by Party B as permitted by Party A.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

5 “Royalty” means, a license fee charged to Party B by Party A for Party B’s use of information as permitted by Party A within the scope authorized by SSE.

6 “User Information Fee” means an information usage fee charged to Party B by Party A based on Party B’s use of SSE Securities Information.

SECTION 2 ACCESS TO INFORMATION

1 Party A shall access SSE Securities Information in such a manner as confirmed in writing by Party A (as set forth in the appendixes).

2 Party B shall promptly contact Party A in case of any technical difficulties it may encounter in the course of information access. Party A shall use its best endeavors to solve such difficulties to offer Party B normal access to SSE Securities Information.

3 Party A shall have the right to change the way of transmission, provided that a one-month prior written notice shall be given to Party B.

4 If the transmission and access relationship between the parties is terminated for whatsoever reasons, either of the parties shall return relevant equipment provided to it by the other in a complete and good state.

SECTION 3 USE AND DISSEMINATION OF INFORMATION

1 SSE’s information product used by Party B under Party A’s permission is a non-exclusive right of operation and use. Party A agrees that Party B may transmit the SSE Securities Information to Party B’s End Users in such a manner and within such a scope as set forth in Appendix 1 hereof (Shanghai Stock Exchange Securities Information Operation License).

2 Party A will issue the License to Party B upon its acknowledgement of the payment of relevant fees by Party B in accordance with Section 4 hereof.

3 Party B shall be subject to the following provisions:

(1) To ensure its use/operation of SSE Securities Information within such valid term as set forth in Appendix 1 (Shanghai Stock Exchange Securities Information Operation License) and within such scope, in such manner and by such access terminal as set forth in Appendix 1 hereof. The License will be invalid when it expires or is revoked in accordance with terms hereof by Party A.

(2) Not to transmit all or part of SSE Securities Information to any entity and individual, at any place or for any purpose other than that set forth in the License without Party A’s consent.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

(3) Not to transmit all or part of SSE Securities Information for any illegal purpose or provide SSE Securities Information to a third party for illegal purpose.

(4) Not to sub-license (or disguised sub-license) or transfer the License; not to trade the License Certificate, etc; not to engage joint-operation on or share the SSE Securities Information with third parties without Party A’s written approval.

(5) To completely, accurately and promptly transmit SSE Securities Information and to take immediate remedial measures and promptly give Party A oral and written notices in case of any omission, error or delay.

(6) For whatsoever reasons the transmission of SSE Securities Information from Party A to Party B is suspended, unless otherwise specified in the Agreement, or Party A is not able to continue the transmission, Party A shall take active measures to resume the transmission and Party B shall assist in resuming the transmission while Party B is responsible for making explanation to Party B’s customers and dealing with all the aftermath.

(7) For whatsoever reasons the transmission of SSE Securities Information from Party A to Party B is suspended, Party B shall also stop the transmission to customers from the day the License is revoked. Party B should make explanation to users and be responsible for issues arising from transmission termination.

SECTION 4 FEES

Party B agrees to pay Party A relevant fees in accordance with Payment of Fees attached to Appendix 2 hereof, including, but not limited to, Royalty and User Information Fee.

SECTION 5 INTELLECTUAL PROPERTY RIGHT OF SECURITIES INFORMATION AND ITS PROTECTION

1 All rights in and to SSE Securities Information defined in this Contract and the License shall be owned by SSE; subject to SSE’s exclusive and sole permission, any institution or individual may not permanently store or use (including, but not limited to reproduce, disseminate, compile, transfer or permit others to use or develop derivative products from) SSE Securities Information without Party A’s written consent.

2 Party B shall indicate in the displaying interface of its users’ access terminal the name, number and valid term of the License issued to it.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

3 Party B may declare its obtaining of the License, provided that, in its advertisement and publication, it shall:

(1) indicate the number, valid term and permitted scope with respect to the SSE Securities Information Operation License issued to it.

(2) not use the name (include abbreviation) or logo (character, pattern or symbol) of SSE or Party A without Party A’s written consent.

(3) not continue to allege SSE or Party A as its sources of information or continue to indicate its original information operation license number in its users’ interface if the term of the License expires.

4 Party B agrees to accept Party A’s supervision and management of relevant business and cooperate with Party A therefor:

(1) Party B shall properly keep its original information about users and fees charged for three years and ensure the completeness and accuracy of such information.

(2) Party B shall accept regular or irregular examination from Party A or a third party appointed by Party A on its service revenue, users’ management system and others with respect to the operation of SSE Securities Information business. If Party B is found breaching the contract, Party A has right not only to require Party B to correct within a prescribed time limit and be liable for breach the contract, but also require Party B to cover any reasonable cost arising from the examination.

5 Party B shall set forth the following issues in its contract with end customers:

(1) Customers shall access and use SSE Securities Information as End Users and ensure not to transmit all or part of SSE Securities Information to other institution or individual. Customers shall guarantee not to use part or all of the SSE Securities Information for any illegal purposes or provide to any third party for any illegal purposes.

(2) Party B shall transmit SSE Securities Information to customers only at such service time as within the term permitted by Party A. And for any reason Party A suspends the transmission of SSE Securities Information to Party B, Party B shall also stop the transmission to customers from the day the License is revoked.

6 Party B undertakes that:

(1) all of its users are End Users, except as specifically permitted by Party A in writing.

(2) it shall be responsible for supervising over its users that no SSE Securities Information is further disseminated without permission.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

(3) it shall promptly give Party A oral and written notices if it discovers any infringement of the rights and interests in and to SSE Securities Information by its users and is obligated to promptly provide address and other basic information about such user of which it is aware.

(4) Party B shall be responsible for assisting Party A in dealing with any of its users’ act which is an infringement of the rights and interests in and to SSE Securities Information, including, but not limited to, to cooperate with Party A in investigation such infringement upon receipt of a written notice from Party A, to cease to provide such user with SSE Securities Information, to issue to Party A a written report as to how the user is dealt with, to cooperate with Party A in claiming economic losses against such user arising from such infringement.

SECTION 6 DISCLAIMER

1 Party B agrees that neither SSE nor Party A will be liable for any consequences resulting from abnormal information or abnormal information transmission caused by whatsoever reasons.

2 Party B undertakes that it will at all times avoid and eliminate adverse effect which may bring to SSE and Party A as a result of any omission, inaccuracy, loss, delay or suspension of SSE Securities Information and hold SSE and Party A harmless from economic or reputation losses and it will not, by virtue of this Contract, claim against SSE or Party A due to the above reasons.

3 Party A and Shanghai Stock Exchange shall not be responsible for Party B or Party B’s customers’ risks of making investment decisions by using the securities information provided by Party A as reference.

4 Party A suspends the transmission of SSE Securities Information to Party B due to Force Majeure, Party A shall not be liable for any obligation of default.

5 Party A and Shanghai Stock Exchange shall not guarantee the timeliness, accuracy and completeness of the information they provided and shall not be liable for any damage or loss arising from the information delay, inaccuracy and incompleteness .

SECTION 7 LIABILITY FOR BREACH OF CONTRACT

1 Party A shall have the right to terminate this Contract and Party B shall be solely liable for all consequences arising therefrom if Party B is in breach of this Contract and has not rectified the same within a period set forth in a written rectification notice of Party A.

2 If Party B is in violation of Section 3.3(1), 3.3(2), 33(3) or 3.3(4)hereof, it agrees to transfer all proceeds from such violation and pay liquidated damages (equal to twice the sum of Royalty and usage fee specified in Exhibit A attached to Appendix 1 hereof) to Party A, promptly take effective measures and cease the continuance of such violation.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

3 If Party B is overdue in paying relevant fees to Party A, it shall pay liquidated damages to Party A at a rate of 3‰ (calculated from the payment day). If relevant fees are still unpaid after Party A’s reminder or the grace period, Party A shall have the right to revoke the License and Party B shall pay liquidated damages equal to 50% of the total fees stipulated in “Exhibit A of Appendix I” to Party A.

4 If Party B is in violation of Section 5 hereof, it shall compensate Party A of liquidated damages. The liquidated damages shall be paid in an amount of double of the sum of royalty fee and usage fee as stipulated in Appendix 2.

5 Besides of the above said liabilities of breach of contract , if Party B is in violation of other clauses in the Contract, it shall compensate Party A’s losses arising therefrom.

6 The termination of the contract shall not affect the liability for the breach of contract.

SECTION 8 VALIDITY, AMENDMENT AND TERMINATION OF CONTRACT

1 This Contract shall take effect after it is signed and stamped seals by the legal representatives or their authorized representatives of the parties and continue to be valid until December 31, 2012.

2 Any provision of this Contract may be amended only if it is agreed in writing by each of the parties. Any written document acknowledging relevant amendment shall be an integral part of this Contract. In case of a material amendment, a new License shall be issued.

3 Party B may apply to Party A in writing for renewal or re-issuance of the License 30 business days before the expiration of the valid term of the License. Both Parties agree that the License shall be automatically renewed for a grace period if renewal procedures are not completed at the day of expiration and neither Party explicitly require not to renew the License. The grace period should theoretically not exceed two months, starting from the day of expiration to the day of formal renewal or the day when both Parties explicitly require not to renew the License. The License will be valid during grace period and both Parties should endeavor to complete renewal as early as possible. If the License is formally renewed, both Parties’ rights and obligations during the grace period should be in accordance with the renewed contract ; if the License is not renewed, both Parties’ rights and obligations during the grace period should be in accordance with the contract hereof.

4 Any one of the following circumstances occurs, the License is terminated:

(1) Party B is bankrupt or is applied for bankruptcy;

(2) Party B is in violation of Section 3.3(1), 3.3(2), 3.3(3) or 5 hereof, which causes irretrievable consequences or which is not rectified within required period after Party B receives a written notice from Party A requiring rectification of the same.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

(3) Any party cannot perform according to the Contract due to Force Majeure. Force Majeure refers to the situations that are not foreseeable, avoidable or able to overcome by any party when signing this Contract include natural disasters, changes and adjustments of national laws, regulations and department regulations of China Securities Regulatory Commission, changes and adjustments of business rules of Shanghai Stock Exchange, and the notice or demand issued by government agencies in charge leading to the non-performance of the Contract.

(4) Any other terms of the contract or the relevant laws and regulations lead to the termination of the contract.

5 Upon the expiration of this Contract, the License should also expire. Party A shall terminate to provide SSE Securities Information to Party B and Party B shall not continue to use/operate SSE Securities Information. Fees already paid to Party A will not be refunded after termination if it is Party B’s default that causes Party A to terminate this Contract, and Party B shall be responsible for any other obligations set forth in this Contract.

6 Upon the termination of this Contract, all fees due hereunder shall be paid by Party B to Party A on the tenth business day before the due date. If such fees are not paid when due, Party B shall be liable for its breach of this Contract in accordance with Section 7.3 hereof.

7 Sections 5, 6 and 7 hereof shall survive the invalidity of other provisions of this Contract or the termination of this Contract.

SECTION 9 SETTLEMENT OF DISPUTE

Any dispute arising from the performance of this Contract or in connection with this Contract shall be settled through friendly negotiation between the parties. If no settlement could be reached, either of the parties may bring a lawsuit to the People’s Court at the domicile of Party A.

SECTION 10 APPENDIXES

Appendixes and exhibits attached hereto shall have the equal legal effect as this Contract and include the following documents and others entered into during the performance of this Contract.

Appendix 1 Shanghai Stock Exchange Securities Information Operation License;

Appendix 2 Payment of Fees;

Appendix 3 Information Transmission Service Order.

SECTION 11 MISCELLANEOUS

1 This Contract shall be governed by the laws and regulations of the People’s Republic of China (excluding Hong Kong, Macao and Taiwan), department regulations of China Securities Regulatory Commission and operational rules of SSE. In case of any amendment to relevant regulations, relevant provisions of this Contract shall be amended accordingly and unconditionally.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

2 Notices or documents given by the parties may be sent by personal delivery, mail or other method to such office address as set forth herein. In case of any change in address, the parties shall issue a prior written notice.

3 In case of the following circumstances, notices or documents will be deemed to be delivered to the other:

(1) if given by personal delivery, the date of receipt as acknowledged in the return of service shall be deemed as the date of delivery;

(2) if given by mail, the date indicated on the receipt of mail shall be deemed as the date of delivery.

4 Contact Method

(1)	Party A:

Office Address: Building 37, No. 1387 of Zhangdong Road, Pudong New Area, Shanghai, (201203)

Contact Person: Zihe Rong                    Tel: 021-68791073

E-mail: zhrong@sse.com.cn                  Fax:021-68792027

(2)	Party B: China Finance Online (Beijing) Co., Ltd.

Office Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street, Xicheng District, Beijing(100033)

Contact Person: Linna Dai                    Tel: 010-58325327

E-mail: linna.dai@jrj.com.cn                Fax: 010-58325300

5 After this Contract takes effect, it shall supersede all previous agreement between the parties, including, but not limited to any written or oral agreement, contract, negotiation, representation, plan or appendix.

6 This Contract shall be made in four copies with the equal validity and legal effect and each party shall hold two of them.

Party A: Shanghai Stock Exchange Information Co., Ltd.	Party B: Beijing Fuhua Innovation Network Technology Development Co., Ltd.

(Signature or Seal) /s/	(Signature or Seal) /s/

[COMPANY SEAL]	[COMPANY SEAL]

Date of Execution:	Date of Execution:

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

Appendix 1:

SHANGHAI STOCK EXCHANGE SECURITIES INFORMATION OPERATION LICENSE

Contract No.: L12006028

Entity: Beijing Fuhua Innovation Technology Development Co., Ltd.

Address: Floor 9, Tower C, Corporate Square, No. 35 Financial Street, Xicheng District, Beijing 100033, China

Legal Representative: Zhiwei Zhao

Information Licensed to Operate:

1.	Shanghai Stock Exchange Level-1 Quotes

Purpose: Transmit to terminal users via internet (www.jrj.com)

Territory: Mainland China (excluding Hong Kong, Macau & Taiwan)

Valid Term: January 1, 2012 to December 31, 2012

Date of Issuance: January 2012

By:	Shanghai Stock Exchange
Infonet Ltd.

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

Appendix 2:

PAYMENT OF FEES

1.	Fees payable by Party B are as follows:

1.1	Royalty: ***

1.2	Usage fee: ***

Total: ***

2.	Method of Payment:

2.1 Within ten business days from the date hereof, Party B shall remit the above fees to the bank and account designated by Party A.

2.2	Designated bank and account by Party A:

Bank: China Merchants Bank, Shanghai Branch, Jinqiao Sub-branch

Name: Shanghai Stock Exchange Infonet Ltd.

Account No.:

Party A: Shanghai Stock Exchange Infonet Ltd.	Party B: Beijing Fuhua Innovation Network Technology Development Co., Ltd.

(Signature or Seal) /s/	(Signature or Seal) /s/

[COMPANY SEAL]	[COMPANY SEAL]

Date of Execution:	Date of Execution:

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission

Appendix 3:

Shanghai Stock Exchange Infonet Ltd. Information Service Order

Product/ Service Type	Product/Service Name	Description	Quantity	Select
Satellite System	Shanghai Broadband Satellite VSAT	Subscribe by Party B from Shanghai Stock Communication Co., Ltd.	One Set	Yes

Ground System	INTERNET Transmission	Provided by Party A, ***	One Set	Yes
	Dedicated Line Transmission	Provided by Party A, ***	One Set	No

Notes:		None

Party A: Shanghai Stock Exchange Infonet Ltd.	Party B: Beijing Fuhua Innovation Network Technology Development Co., Ltd.

(Signature or Seal) /s/	(Signature or Seal) /s/

[COMPANY SEAL]	[COMPANY SEAL]

Date of Execution:	Date of Execution:

*** - indicates material omitted pursuant to a Confidential Treatment Request and filed separately with the Securities and Exchange Commission